EXHIBIT 4.4

KPMG Peat Marwick LLP


1600 Market Street                 Telephone 215 299 3100  Telefax 215 299 3150
Philadelphia, PA 19103-7212                                Telex 4973852



May 23, 1996



Mr. Stanley Kraftsow
President
Craftmatic Industries, Inc.
2500 Interplex Drive
Trevose, PA  19053

Dear Mr. Kraftsow:

This is to confirm that the client-auditor relationship between Craftmatic Industries, Inc. and KPMG Peat Marwick LLP has ceased.

Very truly yours,

KPMG Peat Marwick LLP

/s/ D.F. Martin
- ----------------------------
David F. Martin
Partner


DFM:wmbc

cc:  Chief Accountant
     Securities and Exchange Commission